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                                                                  EXHIBIT 10.3



SYNON CORPORATION

EXHIBITS

  4.2           Rules of the Executive Share Option Scheme


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                                    RULES OF

                       THE EXECUTIVE SHARE OPTION SCHEME

                                       OF

                               SYNON CORPORATION





                            BAILEYS SHAW & GILLETT
                            17 QUEENS SQUARE
                            LONDON
                            WCIN 3RH
                            Tel No: 071 837 5455
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                               SYNON CORPORATION

Definitions

         In these Rules, unless the context otherwise requires, the following words and expressions shall have the following meanings:-

         (a)     "Act": the Income and Corporation Taxes Act 1988

         (b) "Auditors": the Auditors of the Corporation for the time being and from time to time.

         (c) "Corporation": SYNON CORPORATION (otherwise than as provided in Rule 6(J).

         (d) "Date of Commencement": the date on which the scheme is approved by the Corporation in general meeting.

         (e) "Directors": the Board of Directors of the Corporation for the time being and from time to time or a duly authorised committee thereof.

         (f) "Executive": a full-time director of any member of the Group who is required under the terms of his contract of employment to work for such member or members of the Group for the whole or substantially the whole of his working time and in any event for at least 25 hours per week in aggregate (excluding meal breaks) or an employee of any member of the Group (other than an employee who is a director of any member of the Group) who is required under the terms of his contract of employment to work for a member or members of the Group for the whole or substantially the whole of his working time and in any event for at least 20 hours per week in aggregate (excluding meal breaks) Provided that such director or employee is not at the date of offer of an Option within two years of his normal retirement date or of such other date of
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retirement as may have been already determined and excluding any director or employee who is precluded from participation by paragraph 8 of Schedule 9 to the Act or who owns Ordinary Shares comprising more than ten per cent of the total combined voting power of all classes of stock of the Corporation or any corporation in the Group

         (g) "Group": the Corporation and any corporation or corporations for the time being under the control of the Corporation ("control" having the meaning given to the expression in Section 840 of the Act).

         (h) "Option": a right to subscribe for or acquire Ordinary Shares pursuant to the Scheme.

         (i) "Option Holder": an Executive to whom an Option has been granted in accordance with the Scheme and in whom rights under the Scheme are still vested or (where the context so requires) the legal personal representatives of such a person.

         (j) "Option Price": the price at which an Option Holder may subscribe for or acquire an Ordinary Share as determined pursuant to Clause 4 hereof.

         (k) "Ordinary Shares": shares of common stock of $0.001 par value in the capital of the Corporation which satisfy the conditions of paragraphs 10 to 14 of Schedule 9 to the Act. "Ordinary Shareholder" shall be construed accordingly.

         (l) "Relevant Emoluments": such of the Executive's emoluments in respect of his office or employment with the Group as are liable to be paid under deduction of tax pursuant to Section 203 of the Act after deducting from them amounts included by virtue of Chapter II Part V of the Act.

         (m)     "Relevant Limit": the Relevant Emoluments for the
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current or preceding Year of Assessment (whichever shall be the greater) or where there were no Relevant Emoluments for the preceding Year of Assessment the amount of the Relevant Emoluments for the period of twelve months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments.

         (n) "Redundancy": dismissal for redundancy within the meaning of the Employment Protection (Consolidation) Act 1978.

         (o) "Rules": the rules for the administration of the Scheme contained herein or which are laid down by the Directors and which may be amended by them in accordance with the provisions of Clause 9 hereof.

         (p)     "Scheme": the Executive Share Option Scheme set out herein.

         (q) "Year of Assessment": the meaning ascribed to it by Section 832 of the Act.

         (r) "Subsisting Option": an Option that has not lapsed, been renounced or exercised.

         Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time be amended or re-enacted, any reference to a Corporation share option scheme includes that scheme as the same may be varied from time to time in accordance with its terms, and wherever the context so admits or requires the singular shall include the plural and vice versa and the masculine shall include the feminine.

2.       Commencement

         The Scheme shall commence on the Date of Commencement.

3.       Offer and Grant of Options
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         (A)     The Directors may, subject to the Rules, in their absolute discretion offer Options to Executives.

         (B) Options may be granted hereunder at any time following the date that the Board of Inland Revenue approve the Scheme.

         (C) Subject to the limitations hereinafter set out, Options may be granted to such Executives in such amounts as the Directors shall in their absolute discretion from time to time determine. No person shall be entitled as of right to participate in the Scheme.

         (D) If the Directors determine to offer participation in the Scheme to an Executive they shall give him notice in writing of such offer specifying the number of Ordinary Shares over which he may take up an Option and the Option Price thereof. Any such offer shall be personal to the Executive to whom it is made and shall remain open for acceptance for a period of 25 days from the date it is made. An offer not accepted within such 25 day period shall be deemed to have been declined and shall thereupon lapse. If accepted within the due period the Option shall be granted on the last day of such period.

         (E) Acceptance of an offer of an Option by an Executive shall be in such manner as the Directors may require and upon and by such acceptance the Executive shall be bound by the Rules. An offer may be accepted in part. The consideration payable by an Executive for the grant of an Option to him shall be the sum of $1 payable upon acceptance (regardless of the number of Ordinary Shares subject thereto) unless the option is granted under seal or as a Deed.

         (F)     An Option shall be personal to the Option Holder
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and accordingly, save in the specific situations described in the Rules where the Option may be exercised by personal representatives, shall not be capable of being transferred, assigned, charged or otherwise encumbered by the Option Holder. Any breach of this provision shall entitle the Directors to cancel the Option.

4.       The Option Price

         The Option Price shall be determined by the Directors but shall in no event be less than the greater of:-

                 (a)      the nominal value of an Ordinary Share; or

                 (b) a price equal to the market value (as the same is defined in Section 187 of the Act) of an Ordinary Share on the day prior to the day on which the offer is made as determined by agreement between the Corporation and the Shares Valuation Division of the Board of Inland Revenue on or before that day PROVIDED THAT if the Ordinary Shares have been admitted to the Official List of The Stock Exchange the price falling to be determined within this paragraph (b) shall be a price equal to the average of the middle market quotations for an Ordinary Share on The Stock Exchange on the three dealing days immediately prior to the day on which the offer is made as derived from The Stock Exchange Daily Official List and if the Ordinary Shares have been admitted to the New York Stock Exchange the price falling to be determined within this paragraph (b) shall be the closing sales price of such Ordinary Share (or the closing bid, if no sales were reported, as quoted on such exchange) as
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                          reported in the Wall Street Journal on the day prior
                          to the date such Option is granted. The Option Price shall be subject to variation pursuant to Rule 8.

5.       Limitations of the Scheme

         (A) No Executive shall obtain rights under the Scheme which will, at the time they are obtained, cause the aggregate market value of the Ordinary Shares which he may acquire in pursuance of rights obtained under the Scheme or under any other share option or share incentive scheme approved under Schedule 9 to the Act (as amended from time to time), and any other executive share option scheme established for any directors or employees of members of the Group or any associated corporation of the Corporation (as the same is defined in Section 416 of the Act) and whether exercised or not, to exceed four times the Executive's Relevant Limit or Pound 100,000 which ever is the greater. Provided that no account shall be taken of subscription or acquisition moneys for shares comprised in such options granted more than ten years prior to the date of the proposed grant of such Option, whether exercised or not.

         (B) Subject to paragraph 5(C) below the total number of Ordinary Shares over which Options may be granted at any date under the Scheme shall not exceed five million (except to the extent that such options have lapsed or been renounced).

         (C) The total number of Ordinary Shares over which Options may be granted under the Scheme at any date, when aggregated with the total number of Ordinary Shares in respect of which rights of subscription have been granted in the previous ten years under the Scheme and any other share
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option or share incentive scheme established for any directors or employees of members of the Group (except to the extent to which they have lapsed or been renounced or released), shall not exceed twenty per cent of the aggregate of the issued Ordinary Shares and "A" Preferred Stock and Ordinary Shares already put under option (and which have not lapsed or been renounced or been exercised) from time to time.

         (D) No Option may be granted under the Scheme more than ten years after the Date of Commencement.

6.       Exercise, Lapse and Renunciation of Options

         (A) Subject to the following provisions of Rule 6(A) a subsisting Option may only be exercised in whole or in part by an Option Holder during the seven years following the expiration of a period of three years from the grant thereof. Notwithstanding the foregoing but subject to Rule 6(B) below a subsisting Option may nevertheless be exercised within such three year period if:-

                 (i) the Option Holder ceases to be in the full time employment of a member of the Group by reason of his injury, disability, retirement, dismissal by reason of redundancy or because the corporation employing him ceases to be a member of the Group (unless the Option Holder is immediately employed by another member of the Group), in any of which events the Option Holder shall have the right to exercise the Option during the period of three months from the date of such cessation; or

                 (ii) the Option Holder dies whilst in the full time employment of a member of the Group in which event his legal personal representatives shall have the right to exercise the Option during the period of six months from
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                 the date of his death; or

                 (iii) the Option Holder dies within three months of ceasing to be in the full time employment of a member of the Group for one of the reasons described in (A)(i) above, in which event his legal personal representatives shall have the right to exercise the Option during the period of six months from the date of such cessation; or

                 (iv) a general offer is made to all the holders of Ordinary Shares (or all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) and such offer becomes or is declared unconditional in which event the Option Holder may at any time within three months after the date on which such offer is made exercise without restriction all or any part of his Option; or

                 (v) notice of a meeting to consider a resolution for the voluntary winding up of the Corporation is given, in which event the Option Holder shall have the right to exercise the Option at any time before the resolution is duly passed or defeated or the meeting concluded or adjourned sine die.

                 (B) Notwithstanding the terms of Rule 6(A) above an Option shall lapse automatically insofar as it is capable of exercise if it has not been exercised by the earlier of:-

                 (i) the expiration of ten years from the date of grant thereof;

                 (ii) the expiration of three months from the date on which an Option Holder ceases to be in the full-time
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                 employment of a member of the Group for the reasons described in (A)(i) or above;

                 (iii) the expiration of six months from the date of the death of the Option Holder whilst in the full-time employment of a member of the Group;

                 (iv) where the Option Holder dies within three months of ceasing to be in the full-time employment of a member of the Group for the reasons described in 6(A)(i) above, the expiration of six months from the date of such cessation;

                 (v) the date on which an Option Holder is dismissed or leaves the employment of a member of the Group for any reason other than for those reasons or in the circumstances described in 6(A)(i) or 6(A)(ii) above;

                 (vi) providing that a subsisting Option is not released for a new Option pursuant to Rule 6 (F), three months after the date of any offer in writing given to the holders of Ordinary Shares pursuant to Rule 6A(iv);

                 (vii) the date of commencement of a winding up of the Corporation;

                 (ix)     the date the Option Holder is adjudicated bankrupt;

                 (x) upon cancellation of the Option by the Directors pursuant to Clause 3(F) hereof.

         (C) It shall be a condition of the Scheme that in the event of the termination of an Option Holder's full time employment with a member of the Group (for whatever reason) he shall not be entitled to any compensation whatsoever by reason of any alteration or determination thereon of his rights or expectations under the Scheme.

         (D)     An Option Holder may at any time renounce his
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Option by serving notice in writing on the Corporation of his intention to so renounce. The renunciation shall be effective from the date of receipt of such notice by the Corporation, upon which date the Option Holder's Option shall be deemed to have lapsed.

         (E) No Option may be exercised by an Option Holder at any time when he is precluded by paragraph 8 of Schedule 9 to the Act from participating in the Scheme.

         (F) If any corporation (in this Rule 6(F) referred to as the acquiring corporation) obtains control of the Corporation as a result of the event specified in Rule 6(A)(iv) the Directors shall seek the agreement of the acquiring corporation for Option Holders to release subsisting Options to the acquiring Corporation in consideration of the acquiring Corporation granting new Options which relate to shares in the acquiring Corporation or any other corporation falling within Paragraph 10 of Schedule 9 to the Act. If such agreement is obtained every Option Holder shall be entitled to release every subsisting Option held by him in consideration of the grant of new Option which satisfies the following conditions and providing that such transfer is within the appropriate period a set out in Rule 6 (G):-

         (i) is over shares in the acquiring corporation or a corporation controlling the acquiring corporation which satisfy the conditions specified in paragraphs 10 to 14 inclusive of
                 Schedule 9 to the Act (and the term "Ordinary Shares" in these Rules shall thereafter be construed accordingly)

         (ii) is a right to acquire such number of such common stock as has on acquisition of the new Option an
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                 aggregate market value equal to the aggregate market value of the Ordinary Shares subject to the old Option on its disposal

         (iii) has an Option Price per Ordinary Share such that the aggregate price payable on complete exercise of the Option equals the aggregate price that would have been payable on complete exercise of the old Option; and

         (iv)    is otherwise identical in terms to the old Option.

The new Option shall, for all other purposes of these Rules, be treated as having been acquired at the same time as the old Option for which it is released.

         (G) The "appropriate period" referred to in Rule 6(F) above means the period of three months beginning when the offeror has obtained control of the Corporation and any conditions subject to which the offer is made are satisfied.

         (H) Rules 6(F) and 6(G) above apply to all Options granted on or after the Date of Commencement.

         (I) The exercise of an Option pursuant to the preceding provisions of this Rule 6 shall be subject to the provisions of Rule 7 below.

         (J) Following the release of subsisting Options and the grant of new Options the term "Corporation shall for the purposes only of Rules 6(A)(v),
(vi), 6(B)(i) (vi) (vii) (viii), 6(D), 6(E), 6(F), 6(G), 7, 8, 9, 10, 11, and
13 mean in relation to the new Options, the corporation the share capital of which includes shares over which new Options have been granted and for the purposes of Rules 6(D) and 9(D) shall mean Synon Corporation and the acquiring corporation and the term "Directors" in Rules 6, 7, 8, 9 (E), 10 and 11
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shall mean in relation to the new Options the Directors of such corporation.

         (K) Where in accordance with Rule 6(F) subsisting Options are released and new Options granted the new Options shall not be exercisable in accordance with Rule 6(A) (iv) by virtue of the event on which new Options were granted.

7.       Manner of Exercise of Options

         (A) An Option may be exercised in whole or part by the Option Holder giving notice in writing to the Corporation stating that the Option is thereby exercised and the number of Ordinary Shares in respect of which it is exercised. With such notice the Option Holder shall forward to the Corporation in a form acceptable to the Directors the consideration for the Ordinary Shares in respect of which the Option is exercised calculated by reference to the Option Price. An Option (or part thereof) shall be deemed to have been exercised when the said notice together with the said consideration is received by the Corporation. If the consideration is paid other than in cash, such consideration shall be deemed to have been received by the Corporation upon the bank of the Corporation confirming that such cash consideration has been credited to the bank account of the Corporation or to such other account as the Corporation shall direct. As soon as practicable and in any event within 30 days of receipt of the said notice and consideration the Corporation will send or cause to be sent to the Option Holder or his legal personal representatives (as the case may be) a definitive share certificate for the Ordinary Shares in respect of which the Option is exercised.

         (B)     Any Ordinary Shares allotted on the exercise of an
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Option shall rank pari passu in all respects with the Ordinary Shares in issue at the date of exercise of such Option and shall participate in all dividends or other distributions which may be declared, made or paid by reference to a record date after such date.

         (C) Any partial exercise of an Option (other than such partial exercise as completes the exercise of the said Option) shall be in respect of ten Ordinary Shares or an integral multiple thereof.

8.       Issue or Reorganisation

         In the event of any capitalisation issue or rights issue or any subdivision or consolidation of the Ordinary Shares or any reduction of the Ordinary Share capital of the Corporation then the number of Ordinary Shares comprised in any Option, the number of Ordinary Shares which may be issued or made available pursuant to rights granted under the Scheme and the Option Price thereof may be adjusted by the Directors (subject to obtaining prior Board of Inland Revenue approval to such adjustment) in such manner and with effect from such date as they may in their absolute discretion determine to be appropriate Provided that the Auditors shall have confirmed in writing that in their opinion such adjustments are fair and reasonable. Any such adjustments shall be made on the basis that the total moneys originally payable by an Option Holder on full exercise of his Option rights shall remain unchanged.

9.       Administration and Amendment

         (A) The Scheme shall in all respects be administered by the Directors who may at any time and from time to time by resolution (and without other formality) amend or augment the
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Scheme in any respect Provided that:-

         (i) no amendment shall operate to affect adversely any rights already acquired by an Option Holder under the Scheme;

         (ii) no amendment may be made except by the Corporation in general meeting to nullify or override any of the provisions of Clauses 1(f), 1(k), 1(1) 1(m) 3(A), 3(B), 3(D), 3(E), 3(F), 4, 5, 6, 7(B), 8 and
         this Clause.

         Notwithstanding anything to the contrary contained herein the Directors may at any time amend the Scheme in any way to the extent necessary either to secure the approval of the Scheme by the Board of Inland Revenue or to ensure that such approval is not withdrawn pursuant to any statutory modifications to the Act.

         (B) No amendment or alteration to the Scheme made after it has been approved under the provisions of Schedule 9 to the Act shall have effect unless such amendment or alteration has been approved by the Board of Inland Revenue.

         (C) The Corporation shall bear the costs of setting up and administering the Scheme.

         (D) The Corporation shall maintain all necessary books of account and records relating to the Scheme.

         (E) The Directors shall be entitled to authorise any person to execute on behalf of an Option Holder, at the request of the Option Holder, any document relating to the Scheme insofar as such document is required to be executed pursuant hereto.

10.      Availability of Shares

         Subject to the provisions of this Clause the Corporation shall have available at all times sufficient authorised but
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unissued Ordinary Shares necessary to satisfy Options which have been granted but not exercised.

         On the exercise of an Option the Directors may satisfy the requirement for Ordinary Shares by allotment of Ordinary Shares, by purchasing Ordinary Shares or by such other means as they may determine.

11.      Admission to the Official List

         If at any time prior to exercise of a Subsisting Option the Ordinary Share capital of the Corporation shall be admitted to the Official List of The Stock Exchange or if such shares shall be listed for trading on the New York Stock Exchange the Corporation shall within one month after the date of exercise of an Option apply to the Council of either above referenced Stock Exchanges for permission for the Ordinary Shares the subject of such exercise to be admitted to the Official List or to the New York market as the case may be.

12.      Termination

         The Directors may at any time resolve not to grant further Options under the Scheme but the subsisting rights of Option Holders under the Scheme shall remain in force.

13.      Notices

         (A) Option Holders shall be entitled while they have subsisting rights under the Scheme to receive copies of all notices and other documents sent by the Corporation to its Ordinary Shareholders.

         (B) Any notice or other communication between the Corporation and an Option Holder shall be given by sending the same by post or by personal delivery to, in the case of the Corporation, its principal place of business in the
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United Kingdom and in the case of the Option Holder, his address as notified to the Corporation from time to time.
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Date _________________________

To:



SYNON CORPORATION ("the Corporation")
EXECUTIVE SHARE OPTION SCHEME



                                LETTER OF OFFER

The Directors of the Corporation hereby offer you an option ("the Option") to
subscribe for or a acquire up to {   } shares of common stock in the Corporation
at a price of ${   } per share on the terms and conditions set out in the Rules of the Synon Corporation Executive Share Option Scheme. This offer is personal to you and may not be transferred, assigned or pledged to any other person. If you wish to accept this offer of an Option you must send the Form of Acceptance attached to this letter, duly signed and completed to:

                               The Company Secretary
                               Synon Corporation
                               {ADDRESS}

on behalf of the Corporation to reach him not later than the twenty fifth day following the date of this letter. Subject to your completing and returning a valid Form of

Acceptance within the time specified above, you will, in due course, be sent an Option certificate evidencing the principal terms of the Option (including the Date of Grant of the Option).

The detailed terms governing the Option are set out in the Rules of the Scheme, a copy of which is attached. The Rules are legally binding and are deemed to be incorporated in this letter of offer.

If you leave the employment, or give notice of your intention to leave the employment of the Corporation within the 25 day period mentioned above, this offer will automatically lapse.

For and on behalf of

Synon Corporation



-------------------------
Secretary



                                       -2-
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                               SYNON CORPORATION
                         EXECUTIVE SHARE OPTION SCHEME
                               FORM OF ACCEPTANCE

TO:      Synon Corporation ("the Corporation")
         (address)

1. Pursuant to the letter of Offer from the Corporation to which this Form of Acceptance is attached I hereby accept the offer of an Option to subscribe for or acquire the number of shares of common stock in the Corporation stated at A below at the subscription price per share stated at B below.

2. I hereby acknowledge that an Option granted to me pursuant to the Letter of Offer and this Form of Acceptance will be governed by the Rules of the Scheme and I agree to be bound thereby.

3. I hereby declare that I am applying for an Option on my own behalf and not as trustee or nominee for any other person(s).

A        Number of shares of common stock in the Corporation comprised in the
         Option: {   }

B        Subscription price per share: ${  }

IN WITNESS whereof I have hereto executed this document as a deed this    day
of    19{ }

SIGNED AS A DEED and DELIVERED by
the said {        } in
the presence of


Witness
signature:

Witness
name:

Witness
address:

Witness
occupation:





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